UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013 (November 17, 2013)

MICRONET ENERTEC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

70 Kinderkamack Road, Emerson, New Jersey	07630

(Address of principal executive offices)	(Zip Code)

(201) 225-0190
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2013 the Board of Directors (the “Board”) of Micronet Enertec Technologies, Inc (the “Company”) approved the nomination of Mr. Shai Lustgarten as its Executive VP of Business Development as well as the terms of his  employment pursuant to the Employment Agreement (the “Employment Agreement”).

Mr. Lustgarten brings extensive and proven experience in similar positions with industrial global companies operating in international markets both in the defense and civil electronics fields and related industries. Prior to joining the Company Mr. Lustgarten served for years (2008-2013) as VP Sales, Marketing & CMO of TAT Technologies Group, a world leading supplier of electronic systems to the Commercial & the Defense markets (100M in annual sales traded on the NASDAQ and Tel-Aviv stock exchange) and prior to that for 2 years (2007-2008) as Director of Business Development of SGD Engineering Ltd  a provider of tailored Defense & Commercial aviation solutions. Between 2006-2007 Mr. Lustgarten served as Marketing & Business Development Director for Haargaz group, a turnkey Solution Supplier for end users in the Defense and Communication Private sector and as  CEO of T.C.E. Aviation Ltd a CNC Manufacturing Facility and assemblies company between 2002-2006.

Shai served as the assistant to the Military Attached at the Embassy of Israel in Washington DC, USA from 1993 to 1997 and holds a B.Sc of Business Management & Computer Science from the University of Maryland, USA.

Pursuant to the Employment Agreement, Mr. Lustgarten: i) will receive a monthly salary reflecting a company cost of 54,000 NIS (approximately US$ 15,300 currently); (ii) shall be entitled to a car and phone monthly allowance of 12,500 NIS (approximately US$ 3,500 currently); (iii) shall be entitled to receive bonuses and options as shall be determined by the Board in consultation with the Company’s chief executive officer; and (iv) shall be entitled to customary Israeli pension funds and social benefits.  The Employment Agreement is not limited to a certain duration. The Employment Agreement is terminable by either party at any time by providing a 90 days’ prior written notice. The Employment Agreement also contains customary confidentiality, non-competition and non-solicitation provisions.

No family relationships exist between Mr. Lustgarten and any of our directors or other executive officers. There are no arrangements between Mr. Lustgarten and any other person pursuant to which Mr. Lustgarten was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Lustgarten has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICRONET ENERTEC TECHNOLOGIES, INC
(registrant)

By:	/s/ David Lucatz
Date: November 20, 2013	Name: David Lucatz
Title: President & Chief Executive Officer